                                                                               Exhibit 10.3

GEORGE FOREMAN VENTURES, LLC
100 NORTH WILKES-BARRE BLVD.
4TH FLOOR
WILKES-BARRE, PA 18702
(570) 822-6277

June 12, 2007

Eric Spitz
Knowfat Franchise Company, Inc.
20 Guest Street, Suite 450
East Brighton, MA  02135

Re:	Services Agreement entered into as of September 6, 2006 by and between Knowfat Franchise Company, Inc. and George Foreman Ventures, LLC (the “Services Agreement”)

Promotion License Agreement entered into as of September 6, 2006 by and between Knowfat Franchise Company, Inc. and George Foreman Ventures, LLC (the “License Agreement”)

Dear Mr. Spitz:

It is my understanding that Knowfat Franchise Company, Inc. (“Knowfat”) has not satisfied the requirements contained in Section 4.1(b)(i) of the Services Agreement.

However, subject to the conditions set forth below, George Foreman Ventures, LLC (“GF Ventures”) has agreed to consummate the transaction contemplated by the above referenced License Agreement and Services Agreement pursuant to Section 4.1 (b)(ii) of the Services Agreement provided that all of the other conditions to closing have been satisfied.

GF Ventures’ agreement to consummate the transaction pursuant to Section 4.1(b)(ii) of the Services Agreement is subject to the following conditions:

1.	Knowfat has received net proceeds from its offering of Series C Convertible Preferred Stock (as described in Section 4.1(b)) in an amount of at least $3,000,000.
2.
Section 4.1(b) of the Services Agreement is hereby amended by deleting the last sentence in that Section.  GF Ventures shall not be required to provide any cooperation to Knowfat in connection with the completion of an offering consistent with clause (i) of Section 4.1(b).

3.
Knowfat represents that the conditions to obligations of GF Ventures to consummate the transaction as set forth in Section 4.3 of the Services Agreement are true and correct and/or such conditions have been satisfied. KnowFat acknowledges that GF Ventures has satisfied all obligations to date under the License Agreement and Services Agreement.

4.	Knowfat will provide GF Ventures unaudited copies of its financial statements within thirty (30) days after the end of each calendar quarter.

If Knowfat agrees to the foregoing, please have an authorized representative of
Knowfat execute a copy of this letter in the space provided below and return it to me by fax and Federal Express.

Please call me if you have any questions.

        Sincerely,

        Richard L. Huffsmith
        General Counsel

AGREED TO:

Knowfat Franchise Company, Inc.

By:  __________________________________

Name:  ________________________________

Title:  _________________________________